UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2003

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer I.D. Number

1-16163	WGL Holdings, Inc.	Virginia	52-2210912
1100 H Street, N.W.
Washington, D.C. 20080
(703) 750-2000

0-49807	Washington Gas Light Company	District of Columbia	53-0162882
	1100 H Street, N.W	and Virginia
Washington, D.C. 20080
(703) 750-4440

Former name or former address, if changed since last report:  None

ITEM 5. OTHER EVENTS

District of Columbia Regulatory Matters

On January 13, 2003, Washington Gas Light Company (the Company), a wholly owned subsidiary of WGL Holdings, Inc., received a Tolling Order (Order) from the Public Service Commission of the District of Columbia (PSC of DC). The Order extends the time for the PSC of DC to give a ruling on the reconsideration applications of the Company, the Office of the People’s Counsel, and the Apartment and Office Building Association of Metropolitan Washington until February 13, 2003. This proceeding arises from the PSC of DC’s investigation into the reasonableness of the Company’s existing rates and charges for gas service as well as a ruling of the Company’s application to increase its existing rates and charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company (Registrants)

Date	January 14, 2003	/s/ Mark P. O’Flynn Mark P. O’Flynn Controller (Principal Accounting Officer)